                                                   Ratio of Earnings to Fixed Charges
                                                   ----------------------------------
                                                             (in thousands)

                                                   For the Years Ended December 31,               Six Months Ended June 30
                                                -------------------------------------            ---------------------------
                                                1995             1996            1997               1996              1997
                                                ----             ----            ----               ----              ----

Pre-tax Earnings                              $ 6,088           $10,293           $--             $ 4,630           $ 6,219
Add Back:
 Interest expense                                  46             2,740            --                 596             3,193

Amortization of debt issuance costs              --                 392            --                  28               559

Operating leases                                 --                  29            --                  16                23

                                              -------           -------         -----             -------           -------
Fixed charges                                      46             3,161            --                 640             3,775
                                              -------           -------         -----             -------           -------
                                              $ 6,134           $13,454           $--             $ 5,270           $ 9,994
                                              =======           =======         =====             =======           =======
Ratio of earnings to fixed charges             133.35              4.26                              8.23              2.65
                                              -------           -------         -----             -------           -------